Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES–OXLEY ACT OF 2002

I, Domenic Fontana, Chief Financial Officer of Good Gaming, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes–Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

1.	The Quarterly Report on Form 10–Q of the Company for the period ended September 30, 2023 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Nov 14, 2023	By:	/s/ Domenic Fontana
Domenic Fontana
Chief Financial Officer
(Principal Financial and Accounting Officer)